Exhibit 99

OFG Bancorp Reports 1Q20 Results

SAN JUAN, Puerto Rico, April 29, 2020 – OFG Bancorp (NYSE: OFG) today reported results for the first quarter ended March 31, 2020.

1Q20 Highlights

•      Strong increase in core net revenues due to the December 31, 2019 acquisition of the Puerto Rico and U.S. Virgin Islands operations of The Bank of Nova Scotia (Scotiabank), and a major reserve build reflecting CECL as well as anticipated changes in Puerto Rico and USVI macroeconomic scenarios due to the effect of the coronavirus pandemic.

•      Core net revenues of $131.3 million, CECL “Day 1” allowance of $89.9 million, provision for credit losses of $48.5 million, $4.7 million gain on sale of investment securities, and $0.00 earnings per share. This compares in the year-ago quarter to net core revenues of $99.3 million, provision of $12.2 million, no gain, and $0.42 earnings per share fully diluted.

•      All March 31, 2020 regulatory capital ratios increased from December 31, 2019 and continue to be significantly above requirements for a well-capitalized institution. CET1 capital ratio of 11.67%. More than $1.6 billion available liquidity from cash and unencumbered securities.

•      Our core operations performed well in what became a challenging and unique operating environment. Net interest margin was 4.94%, loan production totaled $280 million, and there was a large reduction in wholesale funding due to the significant increase in client deposits from the acquisition.

•      Following the implementation of local stay-at-home restrictions mid-March, Oriental has achieved uninterrupted and excellent levels of service through all channels while maintaining employee and customer safety and social distancing.

•      Years of investments in first to market customer-facing technology, some with unique features, is resulting in noticeable increases by retail and business customers who want to get things done fácil, rápido, hecho.

Conference Call

A conference call to discuss 1Q20 results, outlook and related matters will be held today at 10:00 AM Eastern Time. Phone (888) 562-3356 or (973) 582-2700. Conference ID: 555-0929. The call can also be accessed live on www.ofgbancorp.com.  Webcast replay will be available shortly thereafter.

CEO Comment

José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman of the Board, said: “The rapid spread around the world of Covid-19 is affecting everybody, personally and financially. Our heart goes out to those who have lost loved ones, are ill, or are suffering monetarily.

“Our priority going into the pandemic was to keep our employees safe while maintaining our nimble and proactive approach to business. OFG entered this crisis in a position of strength, and we remain well capitalized and highly liquid with a CET1 ratio of 11.67% and $1.6 billion in liquidity. Coming out of it, our goal is to maintain our strong capital and liquidity positions so we can continue to help customers now and throughout the inevitable recovery.

“Our first quarter performance confirms the strength of our business, balance sheet and franchise during this critical time. This is the direct result of the proactive and customer focused culture we have developed through the years, our ongoing technology investments, and the effective strategies we have put to work.

“We believe we are in a strong position going forward. In addition to closing the Scotiabank acquisition last year, we significantly reduced higher-cost non-core funding and sold a large portion of non-performing loans. During the first quarter, we increased our allowance for loan losses by $114 million, to a total of $231 million, equal to 3.41% of loans.

“In March, for our employees, we implemented a comprehensive program combining workplace safety, technology and special benefits. More than 90% are working on site or remote. For our retail and business customers, we launched payment relief programs, waived late charges and ATM and overdraft fees, and increased amounts that can be withdrawn or transferred electronically. As a result, we have achieved uninterrupted and superior levels of service through all channels while maintaining employee and customer safety and social distancing.

“The investments we made early on in our digital capabilities are helping customers continue to do banking. Our teams worked quickly to design and deploy a new digital forbearance tool as well as one for the SBA’s Payroll Protection Program. More than 43% of retail customers who requested forbearance have done so digitally, and 100% of small businesses applied for PPP loans digitally. Technology is a core part of our strategy, and we will continue to look for new and innovative ways to help our customers.

“All of this has facilitated close communication with our customers, enabling us to provide the financial advice and resources they need to navigate this challenging time. For example, in the first round of PPP, we helped 900 small businesses with more than 25,000 employees access more than $140 million in loans.

“Our deepest appreciation goes to the front line first responders and healthcare professionals dealing with the coronavirus. We also want to thank our teams at OFG and Oriental on the other front line for doing an outstanding job helping consumers and businesses manage the financial challenges during this crisis.

“For more than half a century, we have been there to help customers manage their finances, own homes, buy cars, build businesses, protect themselves with insurance, and save for retirement. We’re ready to help them now and will be for the decades ahead.”

Current Expected Credit Losses (CECL)

On January 1, 2020, the Company implemented the new accounting rules for the measurement of Credit Losses on Financial Instruments (CECL). OFG believes CECL makes the allowance for credit losses more comparable between originated and acquired financial assets. The January 1, 2020 or “Day 1” impact was as follows:

•         For non-purchased credit deteriorated (non-PCD) loans, which represents 70% of the total loan portfolio, a $39.4 million allowance was recorded. This resulted in a charge against retained earnings of $25.5 million net of tax.

•         For purchased credit deteriorated (PCD) loans, which includes Eurobank, BBVA and Scotiabank acquired loans and represents 30% of the total loan portfolio, a $50.5 million adjustment was made through the allowance and loan balances with no impact in capital.

Income Statement

Unless otherwise noted, the following compares data for the first quarter 2020 to the first quarter 2019. Balances are quarterly averages.

•      Net interest income was $105.2 million, up 29%. This reflected increased earning assets as a result of the Scotiabank acquisition, partially offset by Net Interest Margin of 4.94%. NIM declined 45 basis points mainly due to a higher proportion of 30-year, fixed rate residential mortgages from the Scotiabank acquisition. The NIM decline also reflected the full effect of FRB’s second half 2019 rate cuts (75 basis points) and the partial effect of the March 2020 rate cuts (150 basis points) on cash and variable rate commercial loans.

•      Total interest income was $123.8 million, up 31%, due to increased interest earning assets partially offset by lower yield. Interest earning assets totaled $8.6 billion, up 39%. Yield was 5.82%, down 43 basis points.

•      Total interest expense was $18.6 million, up 44%, due to increased balances of lower-cost deposits partially offset by decreased balances of higher-cost borrowings. Cost of deposits was $16.6 million, up 84%, primarily reflecting a 59% increase in balances from the Scotiabank acquisition and a 2 basis point increase in cost, before the deposit intangible amortization from the acquisition. Cost of borrowings was $2.0 million, down 49%, due to a 52% decrease in balances and a 13 basis point increase in cost.

•      Provision for credit losses was $48.5 million, up $36.3 million. This included a $34.1 million provision to incorporate changes in the macro-economic scenario and qualitative adjustments as a result of the Covid-19 pandemic.

•      Total banking and financial service revenues were $26.2 million, up 49%, primarily due to the Scotiabank acquisition. Banking service revenues were higher due to the Company’s larger customer base. Mortgage banking revenues reflected increased servicing fees. Wealth management grew with the addition of Scotiabank’s insurance business.

•      Other income, net was $4.8 million, most of which was due to the previously mentioned gain on sale of $316.0 million in mortgage backed securities.

•      Total non-interest expense was $85.9 million, an increase of $33.8 million, primarily due to the Scotiabank acquisition.

•      The effective tax rate was 14.2% compared to 33.0%. 1Q20 reflected a 26% 2020 estimated tax rate partially reduced by quarter specific items. The 26% rate is based on a higher proportion of exempt income and income taxed at preferential rates.

Balance Sheet

Unless otherwise noted, the following compares data at March 31, 2020 to March 31, 2019. Balances are end-of-period. Because the purchase of Scotiabank closed on December 31, 2019, balances as of and subsequent to that date included those from the acquisition.

•      Loans held for investment were $6.8 billion, up $2.2 billion, primarily due to the Scotiabank acquisition. Compared to December 31, 2019, loans increased $27.3 million.

•      Loan production was $280.1 million, up $3.7 million. Mortgage generation increased while consumer, auto and commercial declined. Production was strong in January and February, benefitting from the increased customer base and added capabilities from the Scotiabank acquisition, but was significantly lower in March. The US Loan Program added $47.1 million, an increase of $15.4 million.

•      Cash and cash equivalents were $1.3 billion, up $816.9 million. Compared to December 31, 2019, they increased $473.2 million from the MBS sale, regular MBS payments, and the maturity of Treasuries.

•      Total investments were $668.8 million, down $583.9 million. Compared to December 31, 2019, they declined $419.1 million.

•      Customer deposits, excluding brokered, were $7.6 billion, up $3.1 billion, primarily reflecting the Scotiabank acquisition. Compared to December 31, 2019, customer deposits increased $108.6 million as both retail and commercial clients retained higher balances.

•      Brokered deposits were $255.5 million, down $195.7 million. Compared to December 31, 2019, they increased $12.0 million. Borrowings were $163.8 million, down $385.3 million. Compared to December 31, 2019, they were down $141.8 million. The overall declines in brokered deposits and borrowings are part of the strategy to replace higher cost funding with lower cost core deposits.

•      Total stockholder’s equity was $1.02 billion, up $1.4 million. Compared to December 31, 2019, it was $22.8 million lower due to the decline in retained earnings mainly as a result of the CECL “Day 1” impact partially offset by an increase in accumulated other comprehensive income from improved mark to market on securities.

•      Book value per common share was $18.33, up $0.03 from a year-ago and down $0.42 from December 31, 2019. Tangible book value per share was $15.60, down $0.97 year-over year primarily due to the Scotiabank acquisition, and down $0.37 from December 31, 2019.

Credit Quality

Unless otherwise noted, the following compares data at March 31, 2020 to March 31, 2019.

•      The allowance for loan and lease losses totaled $230.8 million and 3.41% of loans held for investment, for increases of $136.7 million and 90 basis points, respectively. Compared to December 31, 2019, the allowance increased $147.3 million and as a percentage of loans 126 basis points. The increases primarily reflected the impact of CECL “Day 1” and changes to macroeconomic scenarios due to the Covid-19 pandemic.

•      Net charge offs were $24.0 million, an 87% increase. The NCO rate was 1.44%, up 8 basis points. NCOs reflected a 77% increase in average loans held for investment as a result of the Scotiabank acquisition.

•      The early delinquency loan rate was 3.16%, down 44 basis points, and the total delinquency rate was 6.38%, up 4 basis points.

•      Total non-performing loans excluding PCD loans were $98.6 million, down $29.1 million, primarily due to NPLs sold in 2019. The corresponding non-performing loan rate was 2.07%, down 131 basis points.

Capital Position

•      March 31, 2020 regulatory capital ratios increased from December 31, 2019 and continue to be significantly above requirements for a well-capitalized institution.

•      Leverage ratio was 10.14%, up 90 bps; common equity Tier 1 capital ratio was 11.67%, up 76 bps; Tier 1 risk-based capital ratio was 13.34%, up 70 bps; and total risk-based capital ratio was 14.60%, up 69 bps.

Financial Supplement & Conference Call Presentation

OFG’s Financial Supplement, with full financial tables for the quarter ended March 31, 2020, and the 1Q20 Conference Call Presentation, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. See Tables 8-1 and 8-2 in OFG’s above-mentioned Financial Supplement for reconciliation of GAAP to non-GAAP Measures and Calculations.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) changes to the financial condition of the government of Puerto Rico; (iv) amendments to the fiscal plan approved by the Financial Oversight and Management Board of Puerto Rico; (v) determinations in the court-supervised debt-restructuring process under Title III of PROMESA for the Puerto Rico government and all of its agencies, including some of its public corporations; (vi) the amount of government, private and philanthropic financial assistance for the reconstruction of Puerto Rico’s critical infrastructure, which suffered catastrophic damages caused by hurricane Maria; (vii) the pace and magnitude of Puerto Rico’s economic recovery; (viii) the potential impact of damages from future hurricanes and natural disasters in Puerto Rico; (ix) the fiscal and monetary policies of the federal government and its agencies; (x) changes in federal bank regulatory and supervisory policies, including required levels of capital; (xi) the relative strength or weakness of the commercial and consumer credit sectors and the real estate market in Puerto Rico; (xii) the performance of the stock and bond markets; (xiii) competition in the financial services industry; (xiv) possible legislative, tax or regulatory changes; and (xv) the impact of the coronavirus pandemic.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2019, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 56th year in business, OFG Bancorp is a diversified financial holding company that operates under U.S., Puerto Rico and U.S. Virgin Islands banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a wide range of retail and commercial banking, lending and wealth management products, services, and technology, primarily in Puerto Rico and U.S. Virgin Islands. Visit us at Error! Hyperlink reference not valid.www.ofgbancorp.com.

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Contacts

Puerto Rico & USVI: Idalis Montalvo (idalis.montalvo@orientalbank.com) at (787) 777-2847

US: Gary Fishman (gfishman@ofgbancorp.com) and Steven Anreder (sanreder@ofgbancorp.com) at (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our March 31, 2020 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4
Table 4:	Information on Loan Portfolio and Production	5
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	6
Table 6:	Loan Information and Performance Statistics	7-9
Table 7:	Allowance for Credit Losses	10
Table 8:	Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory
	Capital	11-12
Table 9:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements (Tables 1-8)	13

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OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2020		2019		2019		2019		2019
(Dollars in thousands, except per share data) (unaudited)		Q1		Q4		Q3		Q2		Q1
Earnings
Net interest income		$105,168	(c)	$79,209		$80,711		$81,085		$81,789
Non-interest income, net (core)	(2)	26,166	(c)	19,196		18,542		18,074		17,553
Non-interest expense		85,923	(c)	78,913		50,728		51,452		52,152
Pre-provision net revenues	(22)	50,628		20,007		52,161		52,581		47,293
Provision for credit losses, excluding PCD/PCI loans		42,350	(a)(b)	18,859	(e)	23,427	(d)(e)(f)	8,616	(f)	11,631
Provision for credit losses on PCD/PCI loans		6,180	(a)(b)	4,209	(e)	20,343	(d)(e)(f)	9,089	(f)	618
Net income (loss) before income taxes		2,098		(3,061)		8,391		34,876		35,044
Income tax expense (benefit)		297		(2,070)		1,008		10,897		11,574
Net income (loss)		$1,801		$(991)	(c)	$7,383		$23,979		$23,470
Common Share Statistics
Earnings (loss) per common share - basic	(3)	$-		$(0.05)	(c)	$0.11		$0.44		$0.43
Earnings (loss) per common share - diluted	(4)	$-		$(0.05)	(c)	$0.11		$0.43		$0.42
Average common shares outstanding		51,404		51,360		51,345		51,330		51,305
Average common shares outstanding and equivalents		51,713		51,791		51,772		51,680		51,626
Cash dividends per common share		$0.07		$0.07		$0.07		$0.07		$0.07
Book value per common share (period end)		$18.33	(a)	$18.75		$18.84		$18.76		$18.30
Tangible book value per common share (period end)	(5)	$15.60	(a)	$15.96		$17.11		$17.03		$16.56
Balance Sheet (Average Balances)
Loans	(6)	$6,687,987		$4,500,075		$4,539,045		$4,514,030		$4,504,725
Interest-earning assets		8,556,533		5,886,383		5,981,756		6,034,338		6,152,202
Total assets		9,326,602		6,325,334		6,433,658		6,496,423		6,605,328
Total deposits		7,752,446		4,850,979		4,921,317		4,880,112		4,890,628
Interest-bearing deposits		6,053,482		3,740,133		3,827,270		3,782,209		3,791,081
Borrowings		271,800		304,365		340,194		459,802		562,152
Stockholders' equity		1,043,481	(a)	1,062,720		1,061,541		1,037,057		1,017,546
Common stockholders' equity		961,611	(a)	980,850		979,671		955,187		935,676
Performance Metrics
Net interest margin	(7)	4.94%		5.34%		5.35%		5.39%		5.39%
Return on average assets	(8)	0.08%		-0.06%		0.46%		1.48%		1.42%
Return on average tangible common stockholders' equity	(9)	0.08%		-1.17%		2.58%		10.32%		10.32%
Efficiency ratio	(10)	65.42%		80.19%		51.11%		51.89%		52.50%
Full-time equivalent employees, period end		2,460		2,455		1,436		1,417		1,394
Credit Quality Metrics	(1)(21)
Allowance for loan and lease losses		$230,755	(a)(b)	$116,539		$154,343		$162,642		$162,488
Allowance as a % of loans held for investment		3.41%		1.73%		3.41%		3.52%		3.57%
Net charge-offs		$24,034		$14,395		$34,486	(d)(e)(f)	$12,982		$12,878
Net charge-off rate	(11)	1.44%		1.48%		3.56%	(d)(e)(f)	1.36%		1.36%
Early delinquency rate (30 - 89 days past due)		3.16%		3.07%		3.63%		3.50%		3.60%
Total delinquency rate (30 days and over)		6.38%		5.85%		5.40%		6.07%		6.34%
Capital Ratios (Non-GAAP)	(12)(20)
Leverage ratio		10.14%	(g)	9.24%		15.41%		15.20%		14.64%
Common equity Tier 1 capital ratio		11.67%	(g)	10.91%		17.98%		17.48%		17.09%
Tier 1 risk-based capital ratio		13.34%	(g)	12.64%		20.43%		19.87%		19.49%
Total risk-based capital ratio		14.60%	(g)	13.91%		21.71%		21.14%		20.77%
Tangible common equity ("TCE") ratio		8.80%	(g)	8.96%		14.07%		13.71%		13.05%

(a) On January 1, 2020, the Company implemented ASU No. 2016-13: Measurement of Credit Losses on Financial Instruments "(CECL)" using the modified retrospective approach. As a result, a $39.2 million allowance for credit losses was recorded for Non-PCD loans and $0.2 million for unused commitments with the corresponding adjustment reducing retained earnings, net of a $13.9 million deferred tax effect. For PCD loans, including BBVA and Eurobank acquired book plus the recently acquired Scotiabank, the adjustment amounting to $50.5 million was made through the allowance and loan balances with no impact in capital. As disclosed in the Company’s 2019 Form 10-K, the Company had initially elected to phase-in the January 1, 2020 (“day 1”) impact to retained earnings to regulatory capital, over a three-year transition period beginning in 2020. As part of its response to the impact of COVID-19, in March 2020, the Federal Reserve, Federal Deposit Insurance Corporation and Office of the Comptroller of the Currency issued an interim final rule that provided the option to temporarily delay the effects of CECL on regulatory capital for two years, followed by a three-year transition period. In addition, for the first two years, a uniform 25% “scaling factor” is introduced to approximate the portion of the post day-one allowance attributable to CECL relative to the incurred loss methodology. The 25% scaling factor is calibrated to approximate an overall after-tax impact of differences in allowances under CECL vs the incurred loss methodology.

(b) During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus (COVID-19). The pandemic has significantly impacted the economic conditions in P.R. and the U.S., creating significant uncertainties. As a result of these developments, we have increased our provision for credit losses in the 1Q 2020 by $34.1 million.

(c) On December 31, 2019, the Company acquired Scotiabank's Puerto Rico and USVI operations, incurring in merger and restructuring charges of $21.5 million during 4Q 2019. At December 31, 2019, the consolidated statement of financial condition contemplated the effects of the Scotiabank PR & USVI acquisition. Nevertheless, the consolidated statement of operations did not contemplated the effects of the Scotiabank PR & USVI acquisition until January 1, 2020.

(d) During 3Q 2019, the Company received $2.4 million proceeds from the sale of fully charged-off originated auto and consumer loans.

(e) During 3Q 2019, the Company decided to sell mostly non-performing loans, increasing the provision by $37.2 million. Originated loans that were transferred to held-for-sale amounted to $25.3 million at September 30, 2019, the remaining were purchased credit impaired loans. Loans were sold during 4Q 2019, with an additional increase in the provision of $6.6 million.

(f) During 2Q 2019, the Company decided to sell mostly non-performing mortgage loans increasing the provision by $8.8 million. Most of these loans were sold in 3Q 2019, increasing the provision by an additional $1.8 million.

(g) During 1Q 2020, the Company decided to early implement Simplifications to the Capital Rule, which simplified the regulatory capital treatment for mortgage servicing assets (MSA) and certain deferred tax assets arising from temporary differences (temporary difference DTAs). It Increased common equity tier 1 (CET1) capital threshold deductions from 10 percent to 25 percent and removes the aggregate 15 percent CET1 threshold deduction. However, it retains the 250 percent risk weight applicable to non-deducted amounts of MSAs and temporary difference DTAs.

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OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended
		March 31,		December 31,		September 30,		June 30,		March 31,
(Dollars in thousands, except per share data) (unaudited)		2020		2019		2019		2019		2019
Interest income:
Loans	(1)
Non-PCD/Non-PCI loans		$87,204		$74,142		$74,910		$73,649		$72,025
PCD/PCI loans		29,298		10,762		10,863		11,432		12,094
Total interest income from loans		116,502		84,904		85,773		85,081		84,119
Investment securities		7,262		6,271		7,883		9,175		10,591
Total interest income		123,764	(b)	91,175		93,656		94,256		94,710
Interest expense:
Deposits
Core deposits		15,034		7,957		8,256		7,466		6,214
Brokered deposits		1,586		1,804		2,298		2,526		2,835
Total deposits		16,620	(b)	9,761		10,554		9,992		9,049
Borrowings		1,976		2,205		2,391		3,179		3,872
Total interest expense		18,596		11,966		12,945		13,171		12,921
Net interest income		105,168		79,209		80,711		81,085		81,789
Provision for credit losses, excluding PCD/PCI loans	(1)	42,350		18,859		23,427	(d)(e)(f)	8,616		11,631
Provision for credit losses on PCD/PCI loans	(1)	6,180		4,209		20,343	(d)(e)(f)	9,089		618
Total provision for credit losses		48,530	(a)(b)	23,068		43,770		17,705		12,249
Net interest income after provision for loan and lease losses		56,638		56,141		36,941		63,380		69,540
Non-interest income:
Banking service revenues		15,646		10,812		10,813		10,776		10,465
Wealth management revenues		7,286		7,062		6,611		6,669		5,882
Mortgage banking activities		3,234		1,322		1,118		629		1,206
Total banking and financial service revenues		26,166	(b)	19,196		18,542		18,074		17,553
Bargain purchase from Scotiabank PR & USVI acquisition		409		315		-		-		-
Other income, net		4,808	(c)	200		3,636	(c)	4,874	(c)	103
Total non-interest income, net		31,383		19,711		22,178		22,948		17,656
Non-interest expense:
Compensation and employee benefits		35,544		21,817		20,500		19,875		20,341
Occupancy, equipment and infrastructure costs		11,439		7,488		7,307		7,511		7,746
Merger and restructuring charges		304		21,499	(b)	1,556		1,000		-
Net (gain) loss on sale of foreclosed real estate and other repossessed assets		(193)		541		794		21		1,070
General and administrative expenses		36,114		25,450		18,476		20,482		20,699
Total operating expenses		83,208		76,795		48,633		48,889		49,856
Credit related expenses		2,715		2,118		2,095		2,563		2,296
Total non-interest expense		85,923	(b)	78,913		50,728		51,452		52,152
Income (loss) before income taxes		2,098		(3,061)		8,391		34,876		35,044
Income tax expense (benefit)		297		(2,070)		1,008		10,897		11,574
Net income (loss)		1,801	(a)	(991)	(b)	7,383		23,979		23,470
Less: dividends on preferred stock
Other preferred stock		(1,628)		(1,628)		(1,628)		(1,628)		(1,628)
Net income (loss) available to common shareholders		$173		$(2,619)		$5,755		$22,351		$21,842

(a) During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus (COVID-19). The pandemic has significantly impacted the economic conditions in P.R. and the U.S., creating significant uncertainties.  As a result of these developments, we have increased our provision for credit losses in the 1Q 2020 by $34.1 million.

(b) On December 31, 2019, the Company acquired Scotiabank's Puerto Rico and USVI operations, incurring in merger and restructuring charges of $21.5 million during 4Q 2019. At December 31, 2019, the consolidated statement of financial condition contemplated the effects of the Scotiabank PR & USVI acquisition. Nevertheless, the consolidated statement of operations did not contemplated the effects of the Scotiabank PR & USVI acquisition until January 1, 2020.

(c) During 1Q 2020, 2Q 2019 and 3Q 2019, the Company sold $316 million, $350 million and $322 million available-for-sale mortgage-backed securities, respectively, and recognized a gain in the sale of $4.7 million, $4.8 million and $3.5 million.

(d) During 3Q 2019, the Company received $2.4 million proceeds from the sale of fully charged-off originated auto and consumer loans.

(e) During 3Q 2019, the Company decided to sell mostly non-performing loans, increasing the provision by $37.2 million. Originated loans that were transferred to held-for-sale amounted to $25.3 million at September 30, 2019, the remaining were purchased credit impaired loans. Loans were sold during 4Q 2019, with an additional increase in the provision of $6.6 million.

(f) During 2Q 2019, the Company decided to sell mostly non-performing mortgage loans increasing the provision by $8.8 million. Most of these loans were sold in 3Q 2019, increasing the provision by an additional $1.8 million.

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OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
	March 31,		December 31,		September 30,		June 30,		March 31,
(Dollars in thousands) (unaudited)	2020		2019		2019		2019		2019
Cash and cash equivalents	$1,325,941		$852,757		$962,887		$677,430		$509,023
Investments:
Trading securities	29		37		41		412		381
Investment securities available-for-sale, at fair value, with amortized cost of $648,565 and allowance for credit losses of $0
(December 31, 2019 - $1,074,474; September 30, 2019 - $520,960; June 30, 2019 - $860,911;
March 31, 2019 - $1,248,750)
Mortgage-backed securities	355,637		673,886		505,102		843,333		1,225,225
US treasury notes	298,986		397,183		10,938		10,907		10,859
Other investment securities	2,837		3,100		3,055		3,193		3,385
Total investment securities available-for-sale	657,460	(c)	1,074,169	(b)	519,095	(c)	857,433	(c)	1,239,469
Federal Home Loan Bank (FHLB) stock, at cost	10,301		13,048		10,525		12,821		12,800
Other investments	973		560		57		3		3
Total investments	668,763		1,087,814		529,718		870,669		1,252,653
Loans, net	6,541,174	(a)	6,641,847	(b)	4,407,190	(d)	4,474,497		4,401,401
Other assets:
Prepaid expenses	44,633		52,648		14,244		11,903		7,830
Deferred tax asset, net	196,129	(a)	176,740		112,602		111,147		112,744
Foreclosed real estate and repossessed properties	30,388		33,236		30,488		32,016		34,439
Premises and equipment, net	81,834		81,105		69,754		71,001		69,017
Goodwill	86,069		86,069		86,069		86,069		86,069
Right of use assets	36,844		39,112		19,318		20,419		20,860
Core deposit, customer relationship intangible and other intangibles	54,174		56,965		2,491		2,783		3,076
Servicing asset	49,287		50,779		10,125		10,134		10,623
Accounts receivable and other assets	120,997		138,589		88,619		96,059		95,456
Total assets	$9,236,233		$9,297,661	(b)	$6,333,505		$6,464,127		$6,603,191

Deposits:
Demand deposits	$3,711,492		$3,579,115		$2,228,256		$2,219,911		$2,218,186
Savings accounts	1,829,054		1,815,044		1,206,569		1,200,408		1,231,170
Time deposits	2,023,211		2,060,953		1,154,871		1,136,411		996,519
Brokered deposits	255,514		243,498		288,362		388,407	(c)	451,226
Total deposits	7,819,271		7,698,610	(b)	4,878,058		4,945,137		4,897,101
Borrowings:
Securities sold under agreements to repurchase	50,103		190,274		190,261		240,324	(c)	431,566
Advances from FHLB and other borrowings	77,601		79,204		79,603		80,423		81,397
Subordinated capital notes	36,083		36,083		36,083		36,083		36,083
Total borrowings	163,787		305,561		305,947		356,830		549,046
Other liabilities:
Derivative liabilities	2,059		913		1,159		985		439
Acceptances outstanding	11,763		21,599		21,796		23,610		25,791
Lease liability	37,702		39,840		21,081		22,179		22,618
Accrued expenses and other liabilities	179,057		185,660		56,388		70,512		87,004
Total liabilities	8,213,639		8,252,183		5,284,429		5,419,253		5,581,999
Stockholders' equity:
Preferred stock	92,000		92,000		92,000		92,000		92,000
Common stock	59,885		59,885		59,885		59,885		59,885
Additional paid-in capital	621,206		621,515		620,948		620,368		619,828
Legal surplus	95,945		95,779		95,783		95,020		92,621
Retained earnings	250,557	(a)	279,646		285,854		284,458		268,101
Treasury stock, at cost	(103,289)		(102,339)		(102,936)		(103,171)		(103,196)
Accumulated other comprehensive (loss) income, net	6,290		(1,008)		(2,458)		(3,686)		(8,047)
Total stockholders' equity	1,022,594	(a)	1,045,478		1,049,076		1,044,874		1,021,192
Total liabilities and stockholders' equity	$9,236,233		$9,297,661		$6,333,505		$6,464,127		$6,603,191

(a) On January 1, 2020, the Company implemented ASU No. 2016-13: Measurement of Credit Losses on Financial Instruments "(CECL)" using the modified retrospective approach. As a result, a $39.2 million allowance for credit losses was recorded for Non-PCD loans and $0.2 million for unused commitments with the corresponding adjustment reducing retained earnings, net of a $13.9 million deferred tax effect. For PCD loans, including BBVA and Eurobank acquired book plus the recently acquired Scotiabank, the adjustment amounting to $50.5 million was made through the allowance and loan balances with no impact in capital.

(b) On December 31, 2019, the Company acquired Scotiabank's Puerto Rico and USVI operations, increasing investments by $576.2 million, loans by $2.2 billion and deposits by $3.0 billion.

(c) During 1Q 2020, the Company sold $316 million available-for-sale mortgage-backed securities and recognized a gain in the sale of $4.7 million. During 3Q 2019, the Company sold $322 million available-for-sale mortgage-backed securities and recognized a gain in the sale of $3.4 million. During 2Q 2019, the Company sold $350 million available-for-sale mortgage-backed securities and recognized a gain in the sale of $4.8 million, resulting  in the termination before maturity of $191.2 million of securities sold under agreements to repurchase and in a reduction of $62.8 million of brokered CDs.

(d) During 3Q 2019, the Company decided to sell mostly non-performing loans. Originated loans that were transferred to held-for-sale amounted to $25.3 million at September 30, 2019 and were sold in 4Q 2019.

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OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		2020	2019	2019	2019	2019
(Dollars in thousands) (unaudited)		March 31,	December 31,	September 30,	June 30,	March 31,
Non-PCD/Non-PCI:	(1)
Mortgage		$887,950	$898,118	$588,535	$634,774	$649,972
Commercial		1,910,192	1,862,484	1,575,491	1,618,809	1,571,480
Consumer		481,710	495,244	383,819	388,582	373,311
Auto		1,487,701	1,479,612	1,277,114	1,219,066	1,179,999
		4,767,553	4,735,458	3,824,959	3,861,231	3,774,762
Less: Allowance for credit losses		(149,961)	(85,044)	(80,579)	(91,637)	(96,003)
Total non- PCD/non-PCI loans held for investment, net		4,617,592	4,650,414	3,744,380	3,769,594	3,678,759

PCD/PCI:	(1)
Mortgage		1,561,557	1,591,112	494,278	538,001	547,227
Commercial		391,158	359,601	202,065	215,902	223,496
Consumer		3,350	9,263	802	867	856
Auto		42,466	43,361	3,883	6,462	9,866
		1,998,531	2,003,337	701,028	761,232	781,445
Less: Allowance for credit losses	(1)	(80,794)	(31,495)	(73,764)	(71,005)	(66,485)
Total PCD/PCI loans held for investment, net		1,917,737	1,971,842	627,264	690,227	714,960
Total loans held for investment		6,535,329	6,622,256	4,371,644	4,459,821	4,393,719
Mortgage loans held for sale		5,845	19,591	23,504	13,293	7,682
Other loans held for sale		-	-	12,042	1,383	-
Total loans, net		$6,541,174	$6,641,847	$4,407,190	$4,474,497	$4,401,401

Loan Portfolio Summary:
Loans held for investment:
Mortgage		$2,449,507	$2,489,230	$1,082,813	$1,172,775	$1,197,199
Commercial		2,301,350	2,222,085	1,777,556	1,834,711	1,794,976
Consumer		485,060	504,507	384,621	389,449	374,167
Auto		1,530,167	1,522,973	1,280,997	1,225,528	1,189,865
		6,766,084	6,738,795	4,525,987	4,622,463	4,556,207
Less: Allowance for credit losses		(230,755)	(116,539)	(154,343)	(162,642)	(162,488)
Total loans held for investment, net		6,535,329	6,622,256	4,371,644	4,459,821	4,393,719
Mortgage loans held for sale		5,845	19,591	23,504	13,293	7,682
Other loans held for sale		-	-	12,042	1,383	-
Total loans, net		$6,541,174	$6,641,847	$4,407,190	$4,474,497	$4,401,401

		2020	2019	2019	2019	2019
(Dollars in thousands) (unaudited)		March 31,	December 31,	September 30,	June 30,	March 31,
Quarterly loan production	(13)
Mortgage		$30,776	$23,680	$23,805	$22,196	$23,097
Commercial		54,113	216,610	65,635	64,079	60,485
US Loan Program		47,125	12,482	12,225	56,372	31,706
Consumer		39,199	41,947	48,257	47,662	40,877
Auto		108,878	110,184	141,507	136,263	120,199
Total		$280,091	$404,903	$291,429	$326,572	$276,364

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OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
		2020 Q1			2019 Q4			2019 Q3			2019 Q2			2019 Q1
			Interest			Interest			Interest			Interest			Interest
		Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)		Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents		$943,581	$2,788	1.19%	$863,497	$3,684	1.69%	$734,105	$4,086	2.21%	$481,115	$2,904	2.42%	$388,578	$2,368	2.47%
Investment securities		924,965	4,474	1.91%	522,811	2,587	1.98%	708,606	3,797	2.14%	1,039,193	6,271	2.41%	1,258,899	8,223	2.61%
Loans	(1)
Non-PCD/Non-PCI loans		4,654,313	87,204	7.54%	3,884,143	74,142	7.57%	3,873,743	74,910	7.67%	3,810,005	73,649	7.75%	3,782,180	72,025	7.72%
PCD/PCI loans		2,033,674	29,298	5.79%	615,932	10,762	6.99%	665,302	10,863	6.53%	704,025	11,432	6.50%	722,545	12,094	6.70%
Total loans		6,687,987	116,502	7.01%	4,500,075	84,904	7.49%	4,539,045	85,773	7.50%	4,514,030	85,081	7.56%	4,504,725	84,119	7.57%
Total interest-earning assets		$8,556,533	$123,764	5.82%	$5,886,383	$91,175	6.15%	$5,981,756	$93,656	6.21%	$6,034,338	$94,256	6.27%	$6,152,202	$94,710	6.24%

Interest bearing liabilities:
Deposits
NOW accounts		$1,980,505	$2,389	0.49%	$1,119,371	$1,471	0.52%	$1,118,214	$1,616	0.57%	$1,124,668	$1,730	0.62%	$1,119,610	$1,454	0.53%
Savings accounts		1,797,658	2,440	0.55%	1,195,689	1,843	0.61%	1,199,678	2,012	0.67%	1,180,153	1,882	0.64%	1,181,024	1,615	0.55%
Time deposits		2,039,311	8,131	1.60%	1,156,965	4,442	1.52%	1,151,248	4,427	1.53%	1,065,005	3,652	1.38%	992,331	2,944	1.20%
Brokered deposits		236,008	1,586	2.70%	268,108	1,804	2.67%	358,130	2,298	2.55%	412,383	2,526	2.46%	498,116	2,835	2.31%
		6,053,482	14,546	0.97%	3,740,133	9,560	1.01%	3,827,270	10,353	1.07%	3,782,209	9,790	1.04%	3,791,081	8,848	0.95%
Non-interest bearing deposit accounts		1,698,964	-	-	1,110,847	-	-	1,094,047	-	-	1,097,903	-	-	1,099,547	-	-%
Fair value premium amortization and core deposit intangible amortization		-	2,074	-	-	201	-	-	201	-	-	201	-	-	201	-
Total deposits		7,752,446	16,620	0.86%	4,850,980	9,761	0.80%	4,921,317	10,554	0.85%	4,880,112	9,991	0.82%	4,890,628	9,049	0.75%
Borrowings
Securities sold under agreements to repurchase		158,462	1,002	2.54%	190,000	1,189	2.48%	224,783	1,342	2.37%	343,370	2,107	2.46%	444,843	2,785	2.54%
Advances from FHLB and other borrowings		77,255	539	2.81%	78,282	541	2.74%	79,328	550	2.75%	80,349	559	2.79%	81,226	563	2.81%
Subordinated capital notes		36,083	435	4.85%	36,083	475	5.22%	36,083	499	5.49%	36,083	514	5.71%	36,083	524	5.89%
Total borrowings		271,800	1,976	2.92%	304,365	2,205	2.87%	340,194	2,391	2.79%	459,802	3,180	2.77%	562,152	3,872	2.79%
Total interest-bearing liabilities		$8,024,246	$18,596	0.93%	$5,155,345	$11,966	0.92%	$5,261,511	$12,945	0.98%	$5,339,914	$13,171	0.99%	$5,452,780	$12,921	0.96%
Interest rate spread			$105,168	4.89%		$79,209	5.23%		$80,711	5.23%		$81,085	5.28%		$81,789	5.28%
Net interest margin				4.94%			5.34%			5.35%			5.39%			5.39%

PCI loan cost recoveries						$1,033			$371			$430			$537
Adjusted excluding cost recoveries (Non-GAAP):
Total interest-earning assets		$8,556,533	$123,764	5.82%	$5,886,383	$90,142	6.08%	$5,981,756	$93,285	6.19%	$6,034,338	$93,826	6.24%	$6,152,202	$94,173	6.21%
Interest rate spread			$105,168	4.89%		$78,176	5.16%		$80,340	5.21%		$80,655	5.25%		$81,252	5.25%
Net interest margin				4.94%			5.27%			5.33%			5.36%			5.36%

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OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (1)
		2020	2019		2019	2019	2019
(Dollars in thousands) (unaudited)		Q1	Q4		Q3	Q2	Q1
Net Charge-offs	(21)
Non-PCD/Non-PCI
Mortgage:
Charge-offs		$418	$1,075	(b)	$16,299	$604	$587
Recoveries		(249)	(437)		(493)	(316)	(287)
Total mortgage		169	638		15,806	288	300
Commercial:
Charge-offs		3,771	463	(b)	8,421	2,226	1,086
Recoveries		(1,522)	(606)		(176)	(179)	(150)
Total commercial		2,249	(143)		8,245	2,047	936
Consumer:
Charge-offs		6,015	5,289		5,317	5,272	4,561
Recoveries		(644)	(196)	(a)	(1,463)	(405)	(303)
Total consumer		5,371	5,093		3,854	4,867	4,258
Auto:
Charge-offs		13,053	12,930		12,383	10,728	11,456
Recoveries		(4,211)	(4,123)	(a)	(5,802)	(4,948)	(4,072)
Total auto		8,842	8,807		6,581	5,780	7,384
Total		$16,631	$14,395		$34,486	$12,982	$12,878

PCD
Mortgage:
Charge-offs		$5,143	$-		$-	$-	$-
Recoveries		(122)	-		-	-	-
Total mortgage		5,021	-		-	-	-
Commercial:
Charge-offs		2,357	-		-	-	-
Recoveries		(375)	-		-	-	-
Total commercial		1,982	-		-	-	-
Consumer:
Charge-offs		431	-		-	-	-
Recoveries		(63)	-		-	-	-
Total consumer		368	-		-	-	-
Auto:
Charge-offs		375	-		-	-	-
Recoveries		(343)	-		-	-	-
Total auto		32	-		-	-	-
Total		$7,403	$-		$-	$-	$-

Total Net Charge-offs		$24,034	$14,395		$34,486	$12,982	$12,878
Net Charge-off Rates	(21)
Mortgage		0.84%	0.43%		10.14%	0.18%	0.18%
Commercial		0.77%	-0.04%		2.06%	0.52%	0.24%
Consumer		4.60%	5.16%		3.93%	5.05%	4.45%
Auto		2.31%	2.74%		2.09%	1.93%	2.54%
Total		1.44%	1.48%	(b)	3.56%	1.36%	1.36%
Average Loans Held For Investment	(21)
Mortgage		$2,459,920	$593,480		$623,772	$640,141	$649,408
Commercial		2,192,683	1,609,338		1,598,860	1,585,404	1,585,352
Consumer		498,827	394,499		391,898	385,356	382,397
Auto		1,536,557	1,287,465		1,259,214	1,199,105	1,165,023
Total		$6,687,987	$3,884,782		$3,873,744	$3,810,006	$3,782,180

(a) During 3Q 2019, the Company received $2.4 million proceeds from the sale of fully charged-off originated auto and consumer loans.

(b) During 3Q 2019, the Company decided to sell several non-performing originated loans, which were sold during 4Q 2019, increasing charge-offs by $15.9 million, $4.4 million in commercial loans and $11.5 million in residential mortgages.

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OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excludes PCD/PCI Loans) (1)
		2020		2019	2019		2019	2019
(Dollars in thousands) (unaudited)		Q1		Q4	Q3		Q2	Q1
Early Delinquency (30 - 89 days past due)
Mortgage		$20,518		$22,389	$21,631		$24,303	$26,775
Commercial		6,074		9,895	4,467		2,823	12,892
Consumer		13,127		9,560	9,360		9,223	8,494
Auto		110,959		103,749	103,452		98,847	87,860
Total		$150,678		$145,593	$138,910		$135,196	$136,021
Early Delinquency Rates (30 - 89 days past due)
Mortgage		2.31%		2.49%	3.68%		3.83%	4.12%
Commercial		0.32%		0.53%	0.28%		0.17%	0.82%
Consumer		2.73%		1.93%	2.44%		2.37%	2.28%
Auto		7.46%		7.01%	8.10%		8.11%	7.45%
Total		3.16%		3.07%	3.63%		3.50%	3.60%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$46,768		$41,314	$40,194	(b)	$70,364	$78,560
GNMA's buy-back option program		75,314		75,181	11,403	(b)	11,675	12,942
Total mortgage		122,082		116,495	51,597		82,039	91,502
Commercial		33,746		30,111	25,271	(b)	29,673	36,736
Consumer		16,808		12,258	11,927	(b)	11,710	10,998
Auto		131,715		118,020	117,716	(b)	110,926	100,123
Total		$304,351		$276,884	$206,511		$234,348	$239,359
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		5.27%		4.60%	6.83%		11.08%	12.09%
GNMA's buy-back option program		8.48%		8.37%	1.94%		1.84%	1.99%
Total mortgage		13.75%		12.97%	8.77%		12.92%	14.08%
Commercial		1.77%		1.62%	1.60%		1.83%	2.34%
Consumer		3.49%		2.48%	3.11%		3.01%	2.95%
Auto		8.85%		7.98%	9.22%		9.10%	8.49%
Total		6.38%		5.85%	5.40%		6.07%	6.34%
Nonperforming Assets	(14)
Mortgage		$31,073		$22,552	$21,138		$53,534	$59,665
Commercial		42,668		42,606	36,409	(b)	45,443	51,308
Consumer		3,690		5,287	4,213		2,495	4,397
Auto		21,147		14,295	15,063		12,082	12,263
Total nonperforming loans		98,578	(a)	84,740	76,823		113,554	127,633
Foreclosed real estate		27,292		29,909	26,952		29,509	30,865
Other repossessed assets		3,096		3,327	3,537		2,507	3,574
Total nonperforming assets		$128,966		$117,976	$107,312		$145,570	$162,072
Nonperforming Loan Rates
Mortgage		3.50%		2.51%	3.59%		8.43%	9.18%
Commercial		2.23%		2.29%	2.31%		2.81%	3.26%
Consumer		0.77%		1.07%	1.10%		0.64%	1.18%
Auto		1.42%		0.97%	1.18%		0.99%	1.04%
Total loans		2.07%		1.79%	2.01%		2.94%	3.38%

(a) During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly growing outbreak of a novel strain of coronavirus (COVID-19). The pandemic has significantly impacted the economic conditions in P.R. and the U.S., creating significant uncertainties. After recent disruptions in economic conditions caused by COVID-19, the Company has offered several deferral programs for the payment of principal and interest for auto, personal, credit cards and mortgage, and commercial loans, for customers whose payments were not over 29 days past due at March 12, 2020 and requested to be included in these programs.

(b) During 3Q 2019, the Company identified non-performing originated loans sold during 4Q 2019, $29 million in mortgage loans and $9 million in commercial loans. These loans were reclassified as held-for-sale at their fair value.

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OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (1)
		2020	2019		2019		2019	2019
(Dollars in thousands) (unaudited)		Q1	Q4		Q3		Q2	Q1
Nonperforming PCD/PCI Loans	(14)
Mortgage		$1,341	$-		$-		$-	$-
Commercial		82,411	225		242		239	264
Consumer		10	499		560		628	592
Total nonperforming loans		$83,762	$724		$802		$867	$856
Nonperforming PCD/PCI Loan Rates
Mortgage		0.09%	0.00%		0.00%		0.00%	0.00%
Commercial		21.07%	0.06%		0.12%		0.11%	0.12%
Consumer		0.30%	5.39%		69.83%		72.43%	69.16%
Total loans		4.19%	0.04%		0.11%		0.11%	0.11%
Total PCD/PCI Loans Held for Investment	(21)
Mortgage		$1,561,557	$1,591,112	(a)	$494,278		$538,001	$547,227
Commercial		391,158	359,601		202,065	(b)	215,902	223,496
Consumer		3,350	9,263		802		867	856
Total nonperforming loans		$1,956,065	$1,959,976		$697,145		$754,770	$771,579

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OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Credit Losses (1)
	Quarter Ended March 31, 2020
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Auto	Total
Allowance for credit losses Non-PCD:
Balance at beginning of period	$8,727	$25,993	$18,446	$31,878	$85,044
Impact of ASC 326 adoption	10,980	3,562	8,418	16,238	39,198
Provision for credit losses	156	21,890	6,270	14,034	42,350
Charge-offs	(418)	(3,771)	(6,015)	(13,053)	(23,257)
Recoveries	249	1,522	644	4,211	6,626
Balance at end of period	$19,694	$49,196	$27,763	$53,308	$149,961

Allowance for credit losses PCD:
Balance at beginning of period	$21,655	$8,893	$-	$947	$31,495
Impact of ASC 326 adoption	7,830	42,143	181	368	50,522
Provision for credit losses	6,139	(218)	364	(105)	6,180
Charge-offs	(5,143)	(2,357)	(431)	(375)	(8,306)
Recoveries	122	375	63	343	903
Balance at end of period	$30,603	$48,836	$177	$1,178	$80,794

Allowance for credit losses summary:
Balance at beginning of period	$30,382	$34,886	$18,446	$32,825	$116,539
Impact of ASC 326 adoption	18,810	45,705	8,599	16,606	89,720
Provision for credit losses	6,295	21,672	6,634	13,929	48,530
Charge-offs	(5,561)	(6,128)	(6,446)	(13,428)	(31,563)
Recoveries	371	1,897	707	4,554	7,529
Balance at end of period	$50,297	$98,032	$27,940	$54,486	$230,755
Allowance coverage ratio	2.05%	4.26%	5.76%	3.56%	3.41%

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OFG Bancorp (NYSE: OFG)
Table 8: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2020		2019	2019	2019	2019
(Dollars in thousands) (unaudited)	Q1		Q4	Q3	Q2	Q1
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$1,022,594	(a)	$1,045,478	$1,049,076	$1,044,874	$1,021,192
Less: Intangible assets	(140,243)		(143,034)	(88,560)	(88,852)	(89,145)
Noncumulative perpetual preferred stock	(92,000)		(92,000)	(92,000)	(92,000)	(92,000)
Noncumulative perpetual preferred stock issuance costs	10,130		10,130	10,130	10,130	10,130
Tangible common equity	$800,481		$820,574	$878,646	$874,152	$850,177

Common stock outstanding at end of period	51,327		51,399	51,347	51,330	51,328
Tangible book value (Non-GAAP)	$15.60		$15.96	$17.11	$17.03	$16.56
Total Assets to Tangible Assets
Total assets	$9,236,233		$9,297,661	$6,333,505	$6,464,127	$6,603,191
Less: Intangible assets	(140,243)		(143,034)	(88,560)	(88,852)	(89,145)
Tangible assets (Non-GAAP)	$9,095,990		$9,154,627	$6,244,945	$6,375,275	$6,514,046
Non-GAAP TCE Ratio
Tangible common equity	$800,481		$820,574	$878,646	$874,152	$850,177
Tangible assets	9,095,990		9,154,627	6,244,945	6,375,275	6,514,046
TCE ratio	8.80%		8.96%	14.07%	13.71%	13.05%
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$1,043,481	(a)	$1,062,720	$1,061,541	$1,037,057	$1,017,546
Less: Average noncumulative perpetual preferred stock	(92,000)		(92,000)	(92,000)	(92,000)	(92,000)
Average noncumulative perpetual preferred stock issuance costs	10,130		10,130	10,130	10,130	10,130
Average total common stockholders' equity	$961,611		$980,850	$979,671	$955,187	$935,676
Less: Average intangible assets	(141,875)		(89,005)	(88,701)	(88,995)	(89,291)
Average tangible common equity	$819,736		$891,845	$890,970	$866,192	$846,385

(a) On January 1, 2020, the Company implemented ASU No. 2016-13: Measurement of Credit Losses on Financial Instruments "(CECL)" using the modified retrospective approach. As a result, a $39.2 million allowance for credit losses was recorded for Non-PCD loans and $0.2 million for unused commitments with the corresponding adjustment reducing retained earnings, net of a $13.9 million deferred tax effect. For PCD loans, including BBVA and Eurobank acquired book plus the recently acquired Scotiabank, the adjustment amounting to $50.5 million was made through the allowance and loan balances with no impact in capital.

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OFG Bancorp (NYSE: OFG)
Table 8: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized
		2020		2019	2019	2019	2019
(Dollars in thousands) (unaudited)		Q1		Q4	Q3	Q2	Q1
Regulatory Capital Metrics
Common equity Tier 1 capital		$816,356		$735,442	$858,092	$855,667	$832,923
Tier 1 capital		933,226		852,312	974,962	972,537	949,793
Total risk-based capital	(15)	1,020,871		937,963	1,035,910	1,035,109	1,012,112
Risk-weighted assets		6,993,806	(a)	6,740,846	4,771,165	4,895,441	4,872,807
Regulatory Capital Ratios
Common equity Tier 1 capital ratio	(16)	11.67%		10.91%	17.98%	17.48%	17.09%
Tier 1 risk-based capital ratio	(17)	13.34%		12.64%	20.43%	19.87%	19.49%
Total risk-based capital ratio	(18)	14.60%		13.91%	21.71%	21.14%	20.77%
Leverage ratio	(19)	10.14%		9.24%	15.41%	15.20%	14.64%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach
Total stockholders' equity	(1)	$1,022,594		$1,045,478	$1,049,076	$1,044,874	$1,021,192
CECL transition adjustment	(20)	31,882		-	-	-	-
Less: Noncumulative perpetual preferred stock		(92,000)		(92,000)	(92,000)	(92,000)	(92,000)
Noncumulative perpetual preferred stock issuance costs		10,130		10,130	10,130	10,130	10,130
Unrealized gains on available-for-sale securities, net of income tax		(7,576)		441	1,742	3,087	7,841
Unrealized losses on cash flow hedges, net of income tax		1,286		567	716	599	206
		966,316		964,616	969,664	966,690	947,369
Less: Disallowed goodwill		(86,069)		(86,069)	(86,069)	(86,069)	(86,069)
Disallowed other intangible assets, net		(37,241)		(39,127)	(1,557)	(1,739)	(1,922)
Disallowed deferred tax assets, net		(26,650)	(a)	(95,879)	(23,946)	(23,215)	(26,455)
Threshold 15%		-	(a)	(8,099)	-	-	-
Common equity Tier 1 capital		816,356		735,442	858,092	855,667	832,923
Plus: Qualifying noncumulative perpetual preferred stock		92,000		92,000	92,000	92,000	92,000
Qualifying noncumulative perpetual preferred stock issuance costs		(10,130)		(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes		35,000		35,000	35,000	35,000	35,000
Tier 1 capital		933,226		852,312	974,962	972,537	949,793
Plus tier 2 capital: Qualifying allowance for loan and lease losses		87,645		85,651	60,948	62,572	62,319
Total risk-based capital		$1,020,871		$937,963	$1,035,910	$1,035,109	$1,012,112

(a) During 1Q 2020, the Company decided to early implement Simplifications to the Capital Rule, which simplified the regulatory capital treatment for mortgage servicing assets (MSA) and certain deferred tax assets arising from temporary differences (temporary difference DTAs). It Increased common equity tier 1 (CET1) capital threshold deductions from 10 percent to 25 percent and removes the aggregate 15 percent CET1 threshold deduction. However, it retains the 250 percent risk weight applicable to non-deducted amounts of MSAs and temporary difference DTAs.

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OFG Bancorp (NYSE: OFG)
Table 9: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 8)

(1)

We used the term "PCI" to refer to loans acquired with credit deterioration from the Scotiabank acquisition (December 31, 2019), the BBVAPR acquisition (December 18, 2012) and the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. On January 1, 2020, the Company implemented ASU No. 2016-13: Measurement of Credit Losses on Financial Instruments "(CECL)" using the modified retrospective approach. CECL replaces the concept of purchased credit impaired loans (PCI) with the concept of purchased financial assets with credit deterioration (PCD). PCD accounting is called ‘gross-up accounting’ because, at acquisition, an entity grosses up the amortized cost basis of the PCD asset for the initial estimate of credit losses. This Day 1 allowance for credit losses is established without an income statement effect. The Company elected to maintain previously existing pools on adoption, therefore the pool continues to be the unit of account, and the allowance and non-credit discount or premium is not allocated to the individual assets. These loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans.

(2)	Total banking and financial service revenues.
(3)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(4)

Calculated based on net income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(5)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(6)	Information includes all loans held for investment, including PCD/PCI loans.
(7)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(8)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(9)	Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.
(10)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(11)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(12)	Non-GAAP ratios. See "Table 9: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(13)	Production of new loans (excluding renewals).
(14)

Most PCD loans are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans. PCD loan pools that are not accreting interest income are deemed to be non-performing loans and presented separately. For periods before CECL implementation, only PCI loan pools that were not accreting interest income were deemed to be non-performing loans.

(15)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(16)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(17)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(18)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(19)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(20)

In March 2020, in light of recent strains on the U.S. economy as a result of the coronavirus disease 2019 (COVID-19), the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, and the Office of the Comptroller of the Currency issued an interim final rule that provided the option to temporarily delay the effects of CECL on regulatory capital for two years, followed by a three-year transition period. In addition, for the first two years, a uniform 25% “scaling factor” is introduced to approximate the portion of the post day-one allowance attributable to CECL relative to the incurred loss methodology. The 25% scaling factor is calibrated to approximate an overall after-tax impact of differences in allowances under CECL vs the incurred loss methodology.

(21)

CECL replaces the concept of purchased credit impaired loans (PCI assets) with the concept of purchased financial assets with credit deterioration (PCD assets). An entity records a PCD asset at the purchase price plus the allowance for credit losses expected at the time of acquisition. Under this method, there is no credit loss expense affecting net income on acquisition. Changes in estimates of expected credit losses after acquisition are recognized as credit loss expense (or reversal of credit loss expense) in subsequent periods as they arise.

(22)	Pre-provision net revenues is a non-GAAP measure calculated based on net interest income plus total non-interest income, net, less total non-interest expenses for the period.

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